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                                                                    EXHIBIT 99.7



                                            Group Employees Services

                                            Private Client Group

                                            P.O. Box 30441
                                            New Brunswick, New Jersey 08989-0441
      Logo
[MERRILL LYNCH]



(Month Date, 19XX)


To Holders of DuPont Stock in Blueprint Accounts:

The DuPont Company is offering its stockholders the opportunity to exchange their holdings of DuPont common stock for Conoco Class B common stock. The shares will be exchanged without any brokerage fees or commissions.

IF YOU ARE A NON-U.S. PERSON, YOU MAY NOT PARTICIPATE IN THIS EXCHANGE OFFER; THIS EXCHANGE OFFER IS OPEN ONLY TO U.S. PERSONS. FOR THE PURPOSES OF THIS OFFER, A U.S. PERSON IS ANY INDIVIDUAL WHO IS A U.S. CITIZEN OR U.S. RESIDENT (FOR U.S. FEDERAL INCOME TAX PURPOSES).

IF YOU ARE A NON-U.S. PERSON, YOU MAY PARTICIPATE IN AN OFFER FOR CASH GOVERNED BY THE OFFER TO PURCHASE FOR CASH DOCUMENT. CONTACT MERRILL LYNCH FOR FURTHER INSTRUCTIONS ON HOW TO PARTICIPATE IN THE OFFER FOR CASH.

We are sending you this letter to give you information about how to participate in the exchange offer with shares of DuPont stock that you may hold in your Blueprint account. Note: If you own shares of DuPont stock other than in your Blueprint account, you will receive separate mailings relating to those shares.

The number of Conoco shares of stock you can receive for each share of DuPont stock is shown on the front cover of the enclosed Offering Circular-Prospectus, which sets forth the terms of DuPont's offer. We urge you to read the Offering Circular-Prospectus carefully.

IF YOU DO NOT HOLD SHARES OF DUPONT STOCK IN YOUR BLUEPRINT ACCOUNT, YOU DO NOT NEED TO TAKE ANY ACTION WITH REGARD TO THIS MAILING.

       THE ELECTION PERIOD EXPIRES AT 3 P.M. EDT, (DAY, MONTH DATE, 19XX)

Both the election period for your Blueprint account and the ability to change or cancel your election will expire at the time and date shown above, unless the exchange offer is extended. Note: For accounting purposes, the Blueprint election period closes one day earlier than the election period for the general public.

Additionally, the exchange offer is subject to the conditions discussed in the Offering Circular-Prospectus under "The Exchange Offer - Conditions for Completion of the Exchange Offer" and the satisfaction of all legal requirements.


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                NUMBER OF SHARES OF DUPONT STOCK MAY BE PRORATED

The maximum number of shares of DuPont stock that will be accepted under the exchange offer is stated on the front cover of the Offering Circular-Prospectus. If more shares than the maximum amount are tendered, the number of shares to be accepted from tendering stockholders will be reduced proportionately, as described in the Offering Circular-Prospectus. Proportionate acceptance of DuPont shares from stockholders is called proration.

IF YOU HOLD FEWER THAN 100 SHARES OF DUPONT STOCK IN YOUR BLUEPRINT ACCOUNT AND TENDER ALL OF THEM, YOU MAY REQUEST PREFERENTIAL TREATMENT TO HAVE YOUR TENDER EXEMPTED FROM PRORATION.

                         HOW MANY SHARES YOU MAY TENDER

You may tender all or only part of your holdings of DuPont stock by giving directions to Merrill Lynch, and you may increase, decrease or cancel your election at any time during the election period. To increase or decrease the number of shares that you want to tender, you must revoke your election and then make a new election. If you tender only a part of your holdings of DuPont stock, you have made an election not to tender your remaining holdings of DuPont stock.

DuPont shareholders who own less than 100 shares may voluntarily exempt themselves from proration. Therefore, tender elections will fall into one of the following three categories:

                  Option A - You hold less than 100 shares and elect proration.

                  Option B - You hold less than 100 shares and elect NOT to have proration.

                  Option C - You hold 100 shares or more and will be subject to proration, if applicable.

The shares you tender must be stated as a specific number of shares (whole and fractional). In other words, you may not tender a percentage of your holdings.

         IF YOU DO NOT WANT TO TENDER ANY OF YOUR SHARES OF DUPONT STOCK

You do not need to do anything if you do not want to tender any of your shares of DuPont stock in your Blueprint Account. IF YOU DO NOT CALL TO ELECT TO TENDER YOUR SHARES, YOU WILL BE CONSIDERED TO HAVE MADE AN ELECTION NOT TO TENDER YOUR HOLDINGS OF DUPONT STOCK AND YOUR DUPONT STOCK WILL NOT BE TENDERED.

                 GIVE YOUR TENDER INSTRUCTIONS TO MERRILL LYNCH

An election to tender must be made by telephone. Special phone lines have been set up at Merrill Lynch for you to provide your tender instructions. Tender elections will be taken only over these special lines. If you call the regular SHARES line, you will be asked to call back on the special tender phone line.

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         ANOTHER COMPANY WILL ANSWER QUESTIONS ABOUT THE EXCHANGE OFFER

In keeping with securities industry practice, an "information agent, " D. F. King & Co., Inc., has been hired by DuPont to answer general questions about the exchange offer. Note: The agent cannot answer questions about your Blueprint account; only Merrill Lynch can do that.

                                  WHERE TO CALL

---------------------------- -------------------------- -------------------------- --------------------------

                                       CALL               SPECIAL PHONE NUMBERS          WHEN TO CALL
---------------------------- -------------------------- -------------------------- --------------------------
TO PROVIDE INSTRUCTIONS TO         Merrill Lynch             1-877-809-8005             Monday - Friday
EXCHANGE YOUR SHARES OF                                        in the U.S.            7 a.m. - 8 p.m. EDT
DUPONT STOCK (OR LATER                                         (toll-free)
CHANGE YOUR ELECTION) IN                                           or               . . . except at the end
YOUR ACCOUNT                                                  732-563-8775          of the election period
                                                              international         when the lines close on
                                                              (call collect)               Thursday
                                                                                         at 3 p.m. EDT

---------------------------- -------------------------- -------------------------- --------------------------
IF YOU HAVE GENERAL           D. F. King & Co., Inc.         1-800-755-3105             Monday - Friday
QUESTIONS ABOUT THE           (the information agent)          in the U.S.            8 a.m. - 9 p.m. EDT
EXCHANGE OFFER                                                 (toll-free)                 Saturday
                                                                   or                 8 a.m. - 5 p.m. EDT
                                                              212-269-5550
                                                              international
                                                              (call collect)
---------------------------- -------------------------- -------------------------- --------------------------

                        DO NOT WAIT UNTIL THE LAST MINUTE

If you wait until near the end of the election period to call, the phone system may be experiencing heavy call volume and you may not be able to reach a representative before the election period expires.

                               THE CHOICE IS YOURS

This letter is not designed to encourage you to tender or hold your shares of DuPont stock. It is intended to inform you that there is a program for tendering shares of DuPont stock in the Blueprint account and that you may participate. Please read the Offering Circular-Prospectus carefully before making a decision. Also, please refer to the attached Q&A document, which has been provided by DuPont.


Sincerely,


Merrill Lynch Group Employee Services


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                              QUESTIONS AND ANSWERS
                              (PROVIDED BY DUPONT)

                    TENDERING SHARES IN THE BLUEPRINT ACCOUNT


Q.1      WHAT IS THE EXCHANGE OFFER?

A.1 The exchange offer is the mechanism by which DuPont will dispose of its remaining ownership in Conoco Inc. DuPont will distribute shares of Conoco Class B common stock to those DuPont shareholders who want to exchange their DuPont stock for Conoco stock. This is a completely voluntary process on the part of DuPont shareholders. You are not required to exchange any of your shares of DuPont stock unless you wish to do so.

Q.2      HOW DO I DECIDE WHETHER TO TENDER?

A.2 To decide whether tendering is a good option for you, review all the information that you received in this packet, including the Offering Circular-Prospectus for the exchange offer, just as you would with any other investment. You also may want to consult with your tax and/or investment advisor before making a final decision.

Q.3      HOW DO I TENDER?

A.3 During the election period, Merrill Lynch has special telephone numbers that you may use to tender shares of DuPont stock.

         Call 1-877-809-8005 in the U.S. (toll-free) or 732-563-8775 international (call collect) if you want to tender.

         YOU MUST CALL THE SPECIAL NUMBERS TO GIVE TENDER INSTRUCTIONS. You cannot participate in the exchange offer through the regular phone line.

Q.4      IF I PARTICIPATE IN THE EXCHANGE OFFER, HOW MANY SHARES MAY I TENDER?

A.4 You may tender all or any part of your shares of DuPont stock. If you tender, you must tender a specific number of shares (whole and fractional). Merrill Lynch cannot accept dollar amounts or percentages for these transactions.

         You cannot tender more shares of DuPont stock than you have in your account at the time you call.

         NOTE: If you do nothing, you have made an election not to tender your holdings of DuPont stock and your DuPont stock will not be tendered.


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Q.5      CAN I CHANGE MY ELECTION BEFORE THE ELECTION PERIOD CLOSES?

A.5 While the election period is open, you may change or revoke a previously provided tender instruction.

         If the number of shares of DuPont stock in your account changes during the election period and you want to change your tender instructions, you must call the special Merrill Lynch tender phone number again.

         YOU MUST CALL THE SPECIAL PHONE NUMBER TO MAKE CHANGES. You cannot make changes by calling the regular phone line.

Q.6      WHAT IF THE EXCHANGE OFFER IS OVERSUBSCRIBED?

A.6 In the event that more shares of DuPont stock are tendered than the maximum that can be accepted, shares properly tendered will be accepted for exchange on a prorated basis unless you hold fewer than 100 shares of DuPont stock and have elected not to have proration. For example, assume that you have 200 shares in your account and you tender all 200. Now suppose the offer is oversubscribed by 15%. In that case, 170 shares of DuPont stock will be accepted for exchange, leaving you with 30 shares of DuPont stock in your account.

Q.7 IF I PARTICIPATE IN THE EXCHANGE OFFER IN MY PLAN ACCOUNT, WILL I RECEIVE ANYTHING CONFIRMING THE EXCHANGE?

A.7 Yes, after the exchange offer is completed and shares of Conoco Class B stock are in your account, Merrill Lynch will send you a confirmation of the exchange.

Q.8 ARE THERE ANY COSTS TO ME IF I SELL MY CONOCO CLASS B STOCK AFTER IT HAS BEEN DEPOSITED IN MY BLUEPRINT ACCOUNT?

A.8      Yes, the standard commissions will apply.

Q.9      WILL I BE ALLOWED TO TENDER DUPONT STOCK OPTIONS?

A.9 No, you may tender only actual shares of DuPont common stock. You cannot tender DuPont stock options. You may exercise vested stock options in order to receive DuPont stock, which may then be tendered for Conoco stock.

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                                MAKING A DECISION



The diagram on this page outlines what the participants should do if they choose to participate or decline to participate in the exchange offer.


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